Exhibit 10.4

SWINGLINE NOTE

$10,000,000	, 2002

     FOR VALUE RECEIVED, the undersigned, VERIDIAN CORPORATION, a corporation organized under the laws of Delaware (the “Borrower”), promises to pay to the order of WACHOVIA BANK, NATIONAL ASSOCIATION (the “Lender”), at the place and times provided in the Credit Agreement referred to below, the principal sum of TEN MILLION AND NO/100 DOLLARS ($10,000,000.00) or, if less, the principal amount of all Swingline Loans made by the Lender from time to time pursuant to that certain Credit Agreement, dated as of June 10, 2002 (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”) by and among the Borrower, the Lenders who are or may become a party thereto (collectively, the “Lenders”) and Wachovia Bank, National Association, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The unpaid principal amount of this Swingline Note from time to time outstanding is subject to mandatory repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 5.1 of the Credit Agreement. Swingline Loans refunded as Revolving Credit Loans in accordance with Section 2.2(b) of the Credit Agreement shall be payable by the Borrower as Revolving Credit Loans pursuant to the Revolving Credit Notes, and shall not be payable under this Swingline Note as Swingline Loans. All payments of principal and interest on this Swingline Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

     This Swingline Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the security for this Swingline Note and for a statement of the terms and conditions on which the Borrower is permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Swingline Note and on which such Obligations may be declared to be immediately due and payable.

     THIS SWINGLINE NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

     The Debt evidenced by this Swingline Note is senior in right of payment to all Subordinated Debt referred to in the Credit Agreement.

     The Borrower hereby waives all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Swingline Note.

     IN WITNESS WHEREOF, the undersigned has executed this Swingline Note under seal as of the day and year first above written.

VERIDIAN CORPORATION
[CORPORATE SEAL]

By: Name: Title: